SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Clough Global Equity Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

Paul Kazarian

Thomas H. McGlade

Peter Tchir

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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DATED May 25, 2017

CLOUGH GLOBAL EQUITY FUND

1290 Broadway, Suite 1100

Denver, Colorado 80203

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. and certain of its affiliates (as identified on Annex I, collectively, “Saba,” “we”, or “us”), and the nominees named in the below proposal (the “Nominees” and, together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of Clough Global Equity Fund, a closed-end Delaware statutory trust (“Clough” or the “Fund”).

As a result of the continued poor investment performance of Clough, its common shares trade at a significant discount to the Fund’s net asset value, or “NAV.” We believe that the Board of Trustees (the “Board”) of Clough has not been able to effectively manage the Fund’s discount and has failed to address Clough’s perpetual underperformance as compared to its peers. Thus, we believe the Board needs fresh ideas and an independent perspective to address Clough’s discount, and that the Nominees’ election to the Board will send a strong message to the remaining incumbent trustees that Clough’s shareholders are not satisfied with the Fund’s management and their treatment of shareholders. We are convinced NOW is the time to take action to close the Fund’s discount and we urge you to elect our slate of nominees, who, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2017 annual meeting of shareholders (the “Annual Meeting”), to be held on Thursday August 3, 2017 at 10:00 A.M. Eastern Time at the office of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 with respect to the following (the “Proposal”):

Proposal		Our Recommendation

1.	To elect Saba’s slate of three trustee nominees, Paul Kazarian, Thomas H. McGlade and Peter Tchir (the “Nominees”), to serve as trustees on the Board until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified, in opposition to Clough’s trustee nominees.	FOR ALL THREE of the Nominees

To transact any other business that properly comes before the Annual Meeting, including any postponement or adjournment thereof.

The Board is currently comprised of eight trustees divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years, and it is our expectation that there will be three trustees elected at the Annual Meeting.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees to serve in the class of trustees whose terms will expire at the 2020 annual meeting of shareholders. If elected, our Nominees would only constitute a minority of the members of the Board— three of eight Board members. The names, backgrounds and qualifications of the Fund’s nominees, and other information about them, can be found in the Fund’s proxy statement for the Annual Meeting (the “Fund’s Proxy Statement”).

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The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as May 4, 2017. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 17,641,104.600 common shares of beneficial interest, no par value (“Common Shares”) outstanding according to the Fund’s Preliminary Proxy Statement, filed with the Securities Exchange Commission (“SEC”) under cover of Schedule 14A (the “Fund’s Preliminary Proxy Statement”). As of May 25, 2017, the Participants beneficially owned 2,546,667 Common Shares in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” three Nominees to the Board.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about May 25, 2017.

This proxy solicitation is being made by Saba and the Nominees, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 11.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

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REASONS FOR THIS PROXY SOLICITATION

As the largest shareholder of Common Shares of Clough, with ownership of approximately 14.43% of the Common Shares, Saba has nominated a slate of three highly-qualified Nominees (the Proposal) in order to achieve one goal: increasing shareholder value for all shareholders through closing the discount to net asset value (the difference between the current price of the Fund and the actual value of the securities held by the Fund). A reduction in the discount means that the shares of Clough will trade at a higher price.[1]

As your fellow shareholder, we are seeking to enhance the value of your investment. We believe our actions have resulted in an increased share price: when Saba filed its Schedule 13D on January 6, 2017 announcing its intent to engage with the Fund’s management and Board concerning the Shares and their valuation, the stock was only trading at $11.34. The closing price of the Common Shares as of May 24, 2017 was $12.62 per share.

Fund Performance

You don’t need to look further than the Fund’s 2016, 2015 and 2014 Annual Reports to see how significantly and consistently each of the funds in Clough’s fund complex underperformed their stated benchmark.

2016 Annual Report
Ticker	NAV	S&P 500	Blended Index	Underperformance to S&P 500	Underperformance to Blended Index
GLO	-3.48%	4.51%	2.54%	-7.99%	-6.02%
GLQ	-5.36%	4.51%	1.79%	-9.87%	-7.15%
GLV	-1.14%	4.51%	3.22%	-5.65%	-4.36%

2015 Annual Report
Ticker	NAV	S&P 500	MSCI World Index	Underperformance to S&P 500	Underperformance to MSCI World
GLO	1.13%	5.20%	2.43%	-4.07%	-1.30%
GLQ	0.76%	5.20%	2.43%	-4.44%	-1.67%
GLV	1.61%	5.20%	2.43%	-3.59%	-0.82%

2014 Annual Report
Ticker	NAV	S&P 500	MSCI World Index	Underperformance to S&P 500	Underperformance to MSCI World
GLO	1.39%	9.02%	3.59%	-7.63%	-2.20%
GLQ	0.86%	9.02%	3.59%	-8.16%	-2.73%
GLV	1.68%	9.02%	3.59%	-7.34%	-1.91%

*According to information contained in the Fund’s annual reports filed 01/09/2017, 01/08/2016, and 01/09/2015. The Blended Index is taken from the Fund’s 2016 Annual Report.

Discount to NAV and Expense Ratio

The Clough family of funds has had among the highest fees and the largest discounts in the entire Closed-End Fund industry.

	3-Year Avg Disc/Prem	Total Expense Ratio
GLO	-14.56%	4.32%
GLQ	-12.96%	4.21%
GLV	-13.59%	3.65%

 *According to Morningstar data 05/03/2017

 ______________________________________________

[1] If elected, the Nominees intend to encourage the Board to undertake certain actions that the Nominees believe would unlock shareholder value, including, but not limited to, commencing a tender offer to repurchase Shares of the Fund at a premium to the current trading price of the Fund, open-ending the Fund, liquidating the Fund, or engaging in processes related to an extraordinary transaction involving the Fund, thus potentially closing the Fund’s discount to NAV, which would result in a higher share price.

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The 10-year average discount to NAV of GLQ ranks in the worst 3% of the entire Closed-End Fund universe of 392 funds.

*According to Closed-End Fund Advisors data 04/28/2017

The 2016 expense ratios of GLQ ranks in the worst 3% of the entire Closed-End Fund universe of 532 Funds.

*According to Closed-End Fund Advisors data 04/28/2017

Conclusion

We believe that Clough investors have suffered the Fund’s persistent discount and underperformance to peers long enough. Now is the time to effectuate a change that we believe will enhance the value of your investment. We urge you to support our Proposal by voting the GOLD proxy card today, which we believe will allow all shareholders to realize the NAV for your investment. This additional return will immediately offset some of the lagging performance we ALL have endured as a result of being an investor in Clough over the past years.[2]

Clough’s Common Shares currently trade at a value significantly less than what the securities held by the Fund are worth. We recommend voting “FOR ALL” three of the highly-qualified Nominees.

[2] As further described in footnote 1 above, Saba believes that, if elected, the Nominees intend to encourage the Board to pursue actions to increase shareholder value, which Saba and the Nominees believe may offset the Fund’s lagging performance by closing the Fund’s discount to NAV.

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THE PROPOSAL: ELECTION OF TRUSTEES

According to public information, the Board currently consists of eight trustees, three of whose term as trustee is expiring at the Annual Meeting. We are soliciting proxies to elect the Nominees—Paul Kazarian, Thomas H. McGlade, and Peter Tchir—to serve as trustees in the class of trustees with terms expiring at the 2020 annual meeting of shareholders.

Pursuant to the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) three trustees are to be elected by the holders of the outstanding Common Shares voting together as a single class. This year, all of the Fund’s nominees are to be elected by the holders of the outstanding Common Shares voting together as a single class.

The Participants intend to vote all of their Common Shares in favor of the three Nominees. If all three of the Nominees are elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value.

Each of the Nominees, if elected, will serve a three-year term until the 2020 annual meeting of shareholders and until his successor has been duly elected and qualified. You should refer to the Fund’s Proxy Statement for the names, background, qualifications and other information concerning the Fund’s nominees. The ages shown below are as of the date of the filing of this Proxy Statement.

Nominees:

PAUL KAZARIAN
Age; Address	33; Broome Street, New York, NY 10013
Occupation	Portfolio Manager at Saba Capital Management, L.P.
Experience

Paul Kazarian serves as a Portfolio Manager at Saba Capital Management, L.P., a registered investment adviser known for its expertise in relative value strategies. Mr. Kazarian joined in 2013 and is responsible for Exchange Traded products, including ETF arbitrage and Closed-End Funds. These strategies require Mr. Kazarian to oversee the daily trading, pricing and risk management of portfolios of high yield bonds, loans, U.S. Treasuries, emerging market bonds, as well as equity securities.  Prior to Saba, Mr. Kazarian was a Director at RBC Capital Markets in the Global Arbitrage and Trading Group from 2007 to 2013. While there, Mr. Kazarian was responsible for the development and management of the Fixed Income ETF Group and was also responsible for overseeing other ETF and index-derivative strategies. Prior to RBC, Mr. Kazarian worked as a technology equity analyst at Merrill Lynch from 2006 to 2007.

Mr. Kazarian holds a BA in Political Science from Bates College.

Other Directorships Held	None
Skills & Qualifications	Mr. Kazarian’s qualifications to serve as a trustee include expertise in bonds, loans, equities, derivatives, ETFs and Closed-End Funds.
Position(s) Held with the Fund	None
Term of Office and Length of Time Served	N/A
Number of Portfolios in Fund Complex Overseen	N/A

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thomas h. mcglade
Age; Address	57; P.O. Box 38, Telluride, CO 81435
Occupation	Former Partner and Head of the U.S. Office at Prologue Capital Inc.
Experience

Thomas H. McGlade served as a partner and Head of the U.S. Office at Prologue Capital Inc., a prominent hedge fund, from 2008 until 2014. During his time at Prologue Capital, Mr. McGlade oversaw significant aspects of fund business management and also acted as a portfolio manager. Previous to his position at Prologue Capital, Mr. McGlade served as Managing Director of RBS Securities Inc. (f/k/a RBS Greenwich Capital), a broker-dealer and major investment bank, from 1993 until 2008, where he was head trader for long-duration U.S. Treasury bonds on the primary dealership desk of the liquid products group. During his tenure at RBS Greenwich Capital, Mr. McGlade specialized in relative value and arbitrage opportunities in U.S. Treasuries, futures, and derivatives. From 1986 until 1993, Mr. McGlade served as a vice president at companies in the real estate development sector. Currently, Mr. McGlade is a private investor.

He formerly served as a member of the Board of Directors of New Canaan Country School Board, a non-profit educational institution.

Mr. McGlade earned a BA in Economics from Duke University.

Other Directorships Held	San Miguel Education Foundation (2015 – Present); Prologue G.P. Ltd. (2011 – 2014); Prologue Capital U.S. General Partner LLC (2011 – 2014); and Prologue Feeder Fund Ltd. (2011 – 2014).
Skills & Qualifications	Mr. McGlade’s qualifications to serve as a trustee include his extensive market expertise in derivatives, leveraged trading, value-at-risk based risk management, securities financing, and portfolio valuation and macroeconomics, along with his business management expertise in investor relations and business development, legal and compliance, human resource management, financial risk management, and valuation.
Position(s) Held with the Fund	None
Term of Office and Length of Time Served	N/A
Number of Portfolios in Fund Complex Overseen	N/A

PETER TCHIR
Age; Address	48; Thorndal Circle, Darien, CT 06820
Occupation	Managing Director at Brean Capital, LLC
Experience

Peter Tchir has served as a Managing Director at Brean Capital, LLC, an investment bank and asset management firm, since 2014. During his tenure at Brean Capital, Mr. Tchir has developed a wide following across fixed income and equity investors. From 2009 until 2014, Mr. Tchir operated TF Market Advisors LLC, an independent research, advisory, and consulting business serving top hedge funds and money managers, which he originally founded and which was sold to Brean Capital in 2014. TF Market Advisors was an early adopter of fixed income ETFs and was acknowledged as expert in the CDS and Credit Index areas. Mr. Tchir also served as a Portfolio Manager at KLS Diversified Asset Management LP from 2008 until 2009, as a Managing Director at RBS Securities Inc. (f/k/a RBS Greenwich Capital) from 2007 until 2008 and an Executive Director at UBS AG from 2003 until 2007.

Mr. Tchir is considered an “influencer” in his field and is regularly featured on Fox Business TV, Bloomberg TV, and radio, and has been part of headline articles in the Wall Street Journal, the New York Times, and the Financial Times, as well as being quoted regularly in Barron’s. Business Insider rated Mr. Tchir’s Twitter handle (@tfmkts) as one of the top 100 handles in finance to follow on Twitter.

Mr. Tchir earned a Bachelor of Mathematics at the University of Waterloo and an MBA at Vanderbilt University.

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Other Directorships Held	None
Skills & Qualifications	Mr. Tchir’s qualifications to serve as trustee include his in-depth product knowledge encompassing bonds, loans, derivatives, CDO’s, and ETF’s and his reputation as a “thought leader” in the financial services industry.
Position(s) Held with the Fund	None
Term of Office and Length of Time Served	N/A
Number of Portfolios in Fund Complex Overseen	N/A

None of the Nominees currently hold, nor at any time has held, any position with the Fund. None of the Nominees oversees any portfolios in the Fund’s Fund Complex (as defined in the 1940 Act).

As of the date hereof, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Paul Kazarian	None	None
Thomas H. McGlade	None	None
Peter Tchir	None	None

We urge shareholders to vote FOR ALL three of the Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, each of the Nominees will be considered an independent trustee of the Fund under (i) the NYSE MKT’s Listing Standards (the “Listing Standards”), and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”).

Each of the Nominees has entered into a nominee agreement pursuant to which Saba has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in connection with their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. The Nominees will not receive any compensation from Saba for their services as trustees of the Fund if elected. If elected, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee trustees.

Each of the Nominees has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by us and named in an amended proxy statement and proxy card.  If we determine to add or substitute nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

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Vote Required.

According to the Declaration of Trust, trustees must be elected by not less than a plurality of the votes cast of the shares entitled to vote thereon, meaning that the three trustee nominees who receive the highest number of shares voted “FOR” their election by the common shareholders will be elected to the Board. A shareholder cannot abstain in the election of trustees and broker non-votes will not be counted.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL THREE of the Nominees for election at the Annual Meeting on the GOLD proxy card.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Shareholders of record at the close of business on May 4, 2017, are entitled to be present and to vote at the Annual Meeting or any adjournment of the Annual Meeting. Each Common Share of record is entitled to one vote, and each fractional Common Share is entitled to a proportional fractional vote, on each nominee presented at the Meeting on which such shareholder is entitled to vote. All of the nominees will be voted on by holders of the outstanding Common Shares voting together as a single class. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights).

How do I vote my shares?

Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” three of the Nominees listed in the Proposal.

How should I vote on the Proposal?

We recommend that you vote your shares on the GOLD proxy card “FOR ALL” three Nominees standing for election to the Board named in this Proxy Statement (the Proposal).

What vote is needed to approve the Proposal?

According to the Declaration of Trust, the affirmative vote of a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of trustees at the Annual Meeting is required for the election of each trustee nominee (meaning that the three trustee nominees who receive the highest number of shares voted “FOR” their election by the common or preferred shareholders will be elected to the Board). Broker non-votes will be treated as votes present at the Annual Meeting, but will not be treated as votes cast. Broker non-votes, therefore, will have no effect on the Proposal.

THE ONLY WAY TO SUPPORT ALL THREE OF THE NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR TRUSTEE NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

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Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Saba Capital Management, LP, c/o InvestorCom. 65 Locust Ave #302, New Canaan, CT 06840 or to the secretary of the Fund; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact InvestorCom toll free at (877) 972-0090 or collect at (203) 972-9300 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that either the original or a copy of any revocation be mailed to Saba Capital Management, LP, c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional compensation if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not less than $7,500 based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ up to 10 persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

Costs of this proxy solicitation are currently estimated to be approximately $25,000. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $5,000. If successful, Saba may seek reimbursement of these costs from the Fund. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s shareholders. The Board, which will consist of all three of the Nominees, if all are elected, and six of the incumbent trustees of the Fund, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation, and other costs incidental to the solicitation.

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Where can I find additional information concerning Clough?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s trustees, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and trustee nominations intended for consideration at the 2018 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. If the Fund does not distribute the Fund’s Proxy Statement to shareholders at least ten days prior to the Annual Meeting, we will distribute to the shareholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at the SEC’s website https://www.sec.gov/edgar.

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CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Boaz R. Weinstein
Paul Kazarian	Thomas H. McGlade	Peter Tchir

May 25, 2017

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ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”); (ii) Boaz R. Weinstein, principal of Saba (“Mr. Weinstein,” and together with Saba Capital, “Saba”); and (iii) the Nominees. The entities and individuals listed in this paragraph may each be deemed a “Participant” and, collectively, the “Participants.”

As of the close of business on May 24, 2017, the Participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, 2,546,667 common shares, no par value of the Fund (the “Common Shares”), representing approximately 14.43% of the Fund’s outstanding Common Shares. The percentages used herein are based upon 17,653,305 Common Shares outstanding as of the Record Date, as reported in the Fund’s Preliminary Proxy Statement. Saba Capital may be deemed to beneficially own 2,546,667 Common Shares.

As of the date of this Notice, none of the Nominees beneficially owns any Common Shares, nor do any of the Nominees beneficially own any other securities of the Fund.

The principal business of Mr. Weinstein is investment management and serving as the Managing Member of Saba Management and other affiliated entities. The principal business of Saba Capital is to serve as investment manager to various funds that directly hold the Common Shares reported in the aggregate herein (the “Saba Entities”). The principal business of the Saba Entities is to invest in securities.

The principal business address of each of Mr. Weinstein and Saba Capital is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

Each of the Nominees is a citizen of the United States. Information on the principal occupation and business address of each of the Nominees is set forth in PROPOSAL: ELECTION OF TRUSTEES on page 4.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

13

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto),

(i)	during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(ii)	no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) as the Fund; in this solicitation directly or indirectly beneficially owns any securities of the Fund;

(iii)	no Participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially;

(iv)	no Participant in this solicitation has purchased or sold any securities of the Fund or the trust’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22);

(v)	no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing;

(vi)	no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(vii)	no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

(viii)	no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund;

(ix)	no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund;

(x)	during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a trustee to the Fund other than the Nominee Agreements described herein;

(xi)	no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: the Fund or any of its subsidiaries, an Officer of the Fund, an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, (an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund;

(xii)	during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) as the Fund or having an investment adviser, principal underwriter, or “Sponsoring Insurance Company” that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person;

(xiii)	no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party;

(xiv)	no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting;

(xv)	there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund;

(xvi)	since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors; and

(xvii)	no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

14

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares

Saba

Trade Date	Common Shares Purchased (Sold)
11/14/16	39,815
11/15/16	29,700
11/16/16	14,718
11/17/16	4,421
11/18/16	15,606
11/21/16	13,720
11/22/16	4,379
11/23/16	2,500
11/25/16	16,357
11/29/16	47,644
11/29/16	170,000
11/30/16	22,322
12/01/16	69,679
12/02/16	21,538
12/05/16	65,000
12/05/16	5,000
12/06/16	39,658
12/07/16	94,171
12/08/16	44,978
12/08/16	50,000
12/09/16	150,000
12/12/16	33,465
12/13/16	121,799
12/14/16	105,000
12/15/16	154,227
12/15/16	51,639
12/16/16	56,074
12/19/16	82,246
12/19/16	15,664
12/19/16	126,458
12/20/16	70,729
12/21/16	29,949
12/22/16	34,265
12/22/16	(3,067)
12/23/16	33,400
12/23/16	32,702
12/27/16	16,571
12/27/16	7,407
12/28/16	25,932
12/28/16	20,653
12/29/16	23,860
12/29/16	300
01/03/17	3,720
01/18/17	23,318
01/19/17	41,630

01/20/17	32,746
01/24/17	50,891
01/25/17	83,600
01/27/17	46,259

15

01/30/17	40,083
01/31/17	43,219
02/02/17	56,010

02/03/17	27,285
02/28/17	46,047
03/01/17	17,412
03/02/17	1,035
04/07/17	9,069
04/10/17	27,401
04/13/17	1,000
04/17/17	6,318
04/18/17	4,645
04/20/17	9,500
04/25/17	5,000
04/26/17	10,000
16

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN CLOUGH’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Clough, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Clough by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2017 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2017 Annual Meeting to InvestorCom or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

65 Locust Ave, Suite 302

New Canaan, CT 06840
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

17

Gold Proxy Card

CLOUGH GLOBAL EQUITY FUND

Proxy Card for 2017 Annual Meeting of Shareholders

Scheduled for August 3, 2017 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA”) AND PAUL KAZARIAN, THOMAS H. MCGLADE AND PETER TCHIR (THE “NOMINEES”)

THE BOARD OF TRUSTEES (THE “BOARD”) OF CLOUGH GLOBAL EQUITY FUND IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Joy Semple, Eleazer Klein, and John Grau and each of them, attorneys and agents with full power of substitution to vote all common shares of Clough Global Equity Fund, a Delaware statutory trust (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Fund scheduled to be held on Thursday, August 3, 2017 at 10:00 A.M. Eastern Time at the office of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” three of the Nominees listed in the Proposal. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –– – – – – – –

INSTRUCTIONS: FILL IN VOTING BOXES “©“ IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL” three of the Nominees below:

Proposal – Election at the Annual Meeting of the three individuals nominated by Saba to serve as trustees.

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Paul Kazarian Thomas H. McGlade Peter Tchir	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.